As filed with the Securities and Exchange Commission on September 14, 2012

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

                    URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

              Pennsylvania

(State or Other Jurisdiction of

Incorporation or Organization)

        23-2003332

(I.R.S. Employer

Identification No.)

5000 South Broad Street

    Philadelphia, Pennsylvania                   19112-1495

(Address of Principal Executive Offices) (Zip Code)

Urban Outfitters, Inc. 401(k) Savings Plan

(Full Title of the Plan)

Glen A. Bodzy, Esq.

Urban Outfitters, Inc.

5000 South Broad Street

    Philadelphia, Pennsylvania 19112-1495

(Name and Address of Agent For Service)

                                         (215) 454-5500

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Walter J. Mostek, Jr., Esq.

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, Pennsylvania 19103

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Shares, par value $.0001 per share	1,000,000 Common Shares	$39.48	$39,480,000.00	$4,524.41
(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of computing the registration fee based upon $39.48, the average of the high and low prices per Common Share reported on the NASDAQ Global Select Market on September 10, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(Not required to be filed as part of this Registration Statement)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Urban Outfitters, Inc. (the “Company” or the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012, as filed with the Commission on April 2, 2012;

(b)	the Company’s Annual Report of the Urban Outfitters, Inc. 401(k) Savings Plan on Form 11-K for the year ended December 31, 2011, as filed with the Commission on June 20, 2012;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2012, as filed with the Commission on June 11, 2012;

(d)	the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2012, as filed with the Commission on September 10, 2012;

(e)	the Company’s Current Report on Form 8-K as filed with the Commission on February 9, 2012;

(f)	the Company’s Current Report on Form 8-K as filed with the Commission on March 13, 2012;

(g)	the Company’s Current Report on Form 8-K as filed with the Commission on March 21, 2012;

(h)	the Company’s Current Report on Form 8-K as filed with the Commission on May 22, 2012;

(i)	the Company’s Current Report on Form 8-K as filed with the Commission on May 29, 2012;

(j)	the Company’s Current Report on Form 8-K as filed with the Commission on June 20, 2012;

(k)	the Company’s Current Report on Form 8-K as filed with the Commission on August 21, 2012;

(l)	all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 31, 2012; and

(m)	the description of the Company’s Common Shares contained in the Registration Statement on Form S-3 filed on March 14, 2002 by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such reports or other documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modified or superseded such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Shares issued by the Company will be passed upon by Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103. One of the Company’s directors, Harry S. Cherken, Jr., is a partner in the law firm of Drinker Biddle & Reath LLP and, as of the date of filing this Registration Statement, he owns 395,900 Common Shares, holds options to purchase 307,500 Common Shares that are presently exercisable, and is a trustee of a trust that owns 4,400 Common Shares.

Item 6.	Indemnification of Directors and Officers.

Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), sets forth the applicable standard of care for directors and officers. Section 1712 further provides that, in performing their duties, directors may rely in good faith on certain information, material, and statements provided by officers of a corporation, certain professionals or experts, and committees of the board upon which the director does not serve and that officers shall not be liable if they perform their duties in accordance with the applicable standard of care. Section 1713 of the BCL allows for a corporation’s by-laws to provide that a director shall not be personally liable (except pursuant to a criminal statute or for liability for the payment of taxes) for any action taken unless the director has breached the applicable standard of care and such breach constituted self-dealing, willful misconduct, or recklessness.

Section 1741 of the BCL permits a corporation to indemnify its officers and directors for any expenses, judgments, fines, and settlement amounts paid or incurred in the defense of third-party actions provided those individuals have met their applicable standard of care. Section 1743 of the BCL requires a corporation to indemnify its directors and officers for their expenses incurred in the successful defense of any third-party or derivative action. The Company’s Amended and Restated Bylaws require the Company to indemnify any person who was or is a party or witness in, or is threatened to be made a party to or witness in, any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Registrant maintains directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following is a list of exhibits required by Item 601 of Regulation S-K to be filed as part of this Registration Statement:

3.1	Amended and Restated Articles of Incorporation is incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q (file number 000-22754) for the quarter ended July 31, 2004 filed on September 9, 2004.

3.2	Amendment No. 1 to Amended and Restated Articles of Incorporation is incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q (file number 000-22754) for the quarter ended July 31, 2004 filed on September 9, 2004.

3.3	Amended and Restated Bylaws are incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 2, 2009.

5.1	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Deloitte and Touche LLP.

23.2	Consent of BDO USA, LLP.

23.3	Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 14, 2012.

URBAN OUTFITTERS, INC.

By:	/s/ Richard A. Hayne
Name:	Richard A. Hayne
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Hayne and Francis J. Conforti and each of them singly as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters, as fully to all intents and purpose as he might or could do in person, and hereby ratifying and confirming all that each of such attorney-in-fact and agent or any of them or his substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Hayne Richard A. Hayne (Principal Executive Officer)	Chief Executive Officer and President, Chairman of the Board	September 14, 2012

/s/ Francis J. Conforti Francis J. Conforti (Principal Financial Officer and Principal Accounting Officer)	Chief Financial Officer and Principal Accounting Officer	September 14, 2012

/s/ Edward N. Antoian Edward N. Antoian	Director	September 14, 2012

/s/ Scott A. Belair Scott A. Belair	Director	September 14, 2012

/s/ Harry S. Cherken, Jr. Harry S. Cherken, Jr.	Director	September 14, 2012

/s/ Joel S. Lawson III Joel S. Lawson III	Director	September 14, 2012

/s/ Robert H. Strouse Robert H. Strouse	Director	September 14, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation is incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q (file number 000-22754) for the quarter ended July 31, 2004 filed on September 9, 2004.

3.2	Amendment No. 1 to Amended and Restated Articles of Incorporation is incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q (file number 000-22754) for the quarter ended July 31, 2004 filed on September 9, 2004.

3.3	Amended and Restated Bylaws are incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 2, 2009.

5.1	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Deloitte and Touche LLP.

23.2	Consent of BDO USA, LLP.

23.3	Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).